UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 26, 2006

                         GLOBAL REALTY DEVELOPMENT CORP.
               (Exact name of registrant as specified in charter)


          Delaware                       000-32467             13-4105842
          --------                       ---------             ----------
(State or other jurisdiction of         (Commission          (IRS Employer
       incorporation)                   File Number)       Identification No.)

 11555 Heron Bay Boulevard, Suite 200 Coral Springs Florida         33076
 ----------------------------------------------------------         -----
          (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (954) 603-0522

          (Former name of former address, if changed since last report)

                                   Copies to:
                             Richard Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On December 26, 2006 Global Realty Development Corp. (the "Company") and Sapphire Development Limited ("Sapphire") entered into a Deed of Settlement along with Australian Agricultural and Property Management Limited, a subsidiary of the Company, pursuant to which Sapphire would be paid an aggregate of $3,324,769.31 in Australian dollars and $2,587,500.06 in U.S. dollars upon the sale of a certain real estate holding of the Company in Australia on January 5th, 2007, in connection with the release of certain legal claims and judgments Sapphire had against the Company.

     The Company and Sapphire were parties to a promissory note, escrow agreement and a security agreement entered into in or about October and November 2005, which the Company defaulted on and breached. On or about January 26, 2006 Sapphire commenced a proceeding in the Federal District Court, Southern District Court of New York to recover amounts owing under the promissory note. On May 11, 2006 a judgment was entered against the Company in favor of Sapphire in the amount of $2,401,937.69. On October 25, 2006 Sapphire commenced a proceeding against the Company to enforce its judgment in Australia and on November 22, 2006 obtained a judgment against the Company for enforcement of the United States judgment and an additional $96,143.29 in interest and costs.

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On January 5, 2007,  the Company  sold one of its real  estate  development properties to Walker International Corporation for a sales price of approximately $9.2 million. This sale resulted in net cash flow to the Company of $5.3 million and a profit before taxes of approximately $2.2 million. The property is the land described as 37 and 49 Eggersdorf Road, Ormeau in the State of Queensland, Australia and more particularly as Lot 14 on RP881215, Lot 410 on RP225462, Lot 13 on RP881214, County of Ward, Parish of Albert, Title Reference 50159951, 17537144 and 50026721;


Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number         Description
--------------------------------------------------------------------------------
10.1           Deed of  Settlement,  dated as of December 26, 2006, by and among
               Sapphire  Developments  Limited,  Global Realty Development Corp.
               and Australian Agricultural and Property Management Limited

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GLOBAL REALTY DEVELOPMENT CORP.


Dated: January 9, 2007                       By:  /s/ Robert Kohn
                                             --------------------
                                             Name: Robert Kohn
                                             Title:   Chief Executive Officer